Question 7.c)
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Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

								    Is this the
Series								   last filing
Number		Series Name					For this series?
								(Y or N)

91 		ASCENDANT BALANCED FUND					N
92 		ASCENDANT MULTICAP EQUITY				N
93 		ASCENDANT NAUTRAL RESOURCES 				N
94 		ASCENDANT NAUTRAL RESOURCES MASTER FUND			N
95 		PATRIOT FUND						N
97		13D ACTIVIST FUND					N
98		Altegris Futures Evolution Strategy Fund		N
99		Triex Tactical Long Short Fund		                N

* Please refer to the Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the Funds.